EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm
Ashford Hospitality Prime, Inc. and subsidiaries
Dallas, Texas
We have issued our report dated March 15, 2016, with respect to the consolidated financial statements included in the Annual Report of Ashford Inc. on Form 10-K for the year ended December 31, 2015 and incorporated by reference in the Annual Report of Ashford Hospitality Prime, Inc. on Form 10-K for the year ended December 31, 2015. We have also issued our report dated March 8, 2016, with respect to the financial statements of AIM Real Estate Hedged Equity Master Fund, L.P., for the year ended December 31, 2015, and our report dated March 8, 2016, with respect to the financial statements of AIM Real Estate Hedged Equity (U.S.) Fund, L.P., for the year ended December 31, 2015, both reports of which are included within the Annual Report of Ashford Hospitality Prime, Inc. on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Ashford Hospitality Prime, Inc. (Nos. 333-209389, 333-200420 and 333-200718) on Form S-3 and (No. 333-204705) on Form S-8.

/s/ BDO USA, LLP
Dallas, Texas
March 15, 2016